QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Wynn Resorts, Limited on Form S-1 of our report dated June 6, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 6, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 12, 2002

QuickLinks

  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT